                                                                 Exhibit 10.206


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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                       PAXSON COMMUNICATIONS CORPORATION,
                  PAXSON COMMUNICATIONS LICENSE COMPANY, LLC,
                  PAXSON COMMUNICATIONS OF GREEN BAY-14, INC.,
                   PAXSON COMMUNICATIONS OF DAYTON-26, INC.,
                          PAXSON DAYTON LICENSE, INC.,
                   PAXSON COMMUNICATIONS OF DECATUR-23, INC.,
                       AND PAXSON DECATUR LICENSE, INC.,

                                      AND

                         ACME TELEVISION OF OHIO, LLC,
                     ACME TELEVISION LICENSES OF OHIO, LLC,
                       ACME TELEVISION OF WISCONSIN, LLC,
                  ACME TELEVISION LICENSES OF WISCONSIN, LLC,
                       ACME TELEVISION OF ILLINOIS, LLC,
                 AND ACME TELEVISION LICENSES OF ILLINOIS, LLC

                                      FOR

                           WDPX(TV), SPRINGFIELD, OH,
                              WPXG(TV), SURING, WI
                           AND WPXU(TV), DECATUR, IL

                                     * * *

                                 APRIL 23, 1999


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                               TABLE OF CONTENTS
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Section 1.        Definitions....................................................................................2

Section 2.        Purchase And Sale Of Assets....................................................................6

         2.1      Agreement to Sell and Buy......................................................................6

         2.2      Excluded Assets................................................................................6

         2.3      Conveyance of the Assets.......................................................................7

         2.4      Purchase Price; Adjustments....................................................................8

         2.5      Payment of Purchase Price; Allocations........................................................10

         2.6      Assumption of Liabilities and Obligations.....................................................11

Section 3.        Representations And Warranties Of Sellers.....................................................12

         3.1      Organization, Standing, and Authority.........................................................12

         3.2      Authorization and Binding Obligation..........................................................12

         3.3      Absence of Conflicting Agreements.............................................................12

         3.4      Governmental Licenses.........................................................................13

         3.5      Title to and Condition of Real Property.......................................................13

         3.6      Title to and Condition of Tangible Personal Property..........................................14

         3.7      Assumed Contracts.............................................................................15

         3.8      Broker........................................................................................15

         3.9      Intangibles...................................................................................15

         3.10     Insurance.....................................................................................15

         3.11     Reports.......................................................................................15

         3.12     Personnel.....................................................................................15

         3.13     Taxes.........................................................................................16

         3.14     Claims and Legal Actions......................................................................16

         3.15     Environmental Matters.........................................................................16

         3.16     Compliance with Laws..........................................................................17

         3.17     Conduct of Business in Ordinary Course........................................................18

         3.18     Insolvency....................................................................................18

         3.19     Cable Carriage................................................................................18

         3.20     No Material Omission..........................................................................18

         3.21     Disclaimer....................................................................................18

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Section 4.        Representations And Warranties Of Buyers......................................................19

         4.1      Organization, Standing, and Authority.........................................................19

         4.2      Authorization and Binding Obligation..........................................................19

         4.3      Absence of Conflicting Agreements.............................................................19

         4.4      Broker........................................................................................19

         4.5      Buyer Qualifications..........................................................................20

         4.6      Financing.....................................................................................20

         4.7      Insolvency....................................................................................20

         4.8      Material Omission.............................................................................20

Section 5.        Operation of the Stations Prior to the Closings...............................................20

         5.1      Generally.....................................................................................20

         5.2      Compensation..................................................................................20

         5.3      Contracts.....................................................................................20

         5.4      Disposition of Assets.........................................................................21

         5.5      Encumbrances..................................................................................21

         5.6      FCC Licenses..................................................................................21

         5.7      Access to Information.........................................................................21

         5.8      Maintenance of Assets.........................................................................21

         5.9      Insurance.....................................................................................21

         5.10     Consents......................................................................................21

         5.11     Cable Carriage................................................................................22

         5.12     Organization, Good Will, Promotion............................................................22

         5.13     Representations and Warranties................................................................22

         5.14     Notice of Proceedings.........................................................................22

         5.15     Performance Under Assumed Contracts...........................................................22

         5.16     Books and Records.............................................................................23

         5.17     Compliance with Laws..........................................................................23

         5.18     Cure..........................................................................................23

Section 6.        Special Covenants And Agreements..............................................................23

         6.1      FCC Consent...................................................................................23
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         6.2      HSR Act.......................................................................................24

         6.3      Control of the Stations.......................................................................24

         6.4      Risk of Loss..................................................................................24

         6.5      Confidentiality...............................................................................24

         6.6      Cooperation...................................................................................25

         6.7      Access to Books and Records...................................................................25

         6.8      Buyer Conduct.................................................................................25

         6.9      Employment Matters............................................................................25

         6.10     Noncompetition Agreement......................................................................26

         6.11     Time Brokerage Agreements.....................................................................27

Section 7.        Conditions to Obligations of Buyers and Sellers at the Closings...............................27

         7.1      Conditions to Obligations of Buyers at the First Closing......................................27

         7.2      Conditions to Obligations of Sellers at the First Closing.....................................28

         7.3      Conditions to Obligations of Buyers at the Second Closing.....................................28

         7.4      Conditions to Obligations of Sellers at the Second Closing....................................29

         7.5      Separate Closings.............................................................................29

Section 8.        Closings And Closing Deliveries...............................................................30

         8.1      Closings......................................................................................30

         8.2      Deliveries by Sellers at the First Closing....................................................30

         8.3      Deliveries by Buyers at the First Closing.....................................................31

         8.4      Deliveries by Sellers at the Second Closing...................................................31

         8.5      Deliveries by Buyers at the Second Closing....................................................32

Section 9.        Termination...................................................................................32

         9.1      Termination by Sellers........................................................................32

         9.2      Termination by Buyers.........................................................................33

         9.3      Rights on Termination.........................................................................33

Section 10.       Survival of Representations and Warranties; Indemnification; Certain Remedies.................33

         10.1     Representations, Warranties and Covenants.....................................................33

         10.2     Indemnification by Sellers....................................................................34
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         10.3     Indemnification by Buyers.....................................................................34

         10.4     Limitations...................................................................................35

         10.5     Procedure for Indemnification.................................................................35

         10.6     Specific Performance..........................................................................36

         10.7     Closing Delay.................................................................................36

         10.8     Attorneys' Fees...............................................................................37

Section 11.       Miscellaneous.................................................................................37

         11.1     Fees and Expenses.............................................................................37

         11.2     Notices.......................................................................................37

         11.3     Benefit and Binding Effect....................................................................38

         11.4     Further Assurances............................................................................38

         11.5     Governing Law.................................................................................39

         11.6     Headings......................................................................................39

         11.7     Gender and Number.............................................................................39

         11.8     Entire Agreement..............................................................................39

         11.9     Waiver of Compliance; Consents................................................................39

         11.10    Press Release.................................................................................39

         11.11    Like-Kind Exchange............................................................................39

         11.12    Guaranty of PCC...............................................................................40

         11.13    Guaranty of ACME Television Holdings, LLC.....................................................40

         11.14    Consent to Jurisdiction.......................................................................41

         11.15    Bulk Transfer Laws............................................................................41

         11.16    Counterparts..................................................................................42




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                               LIST OF SCHEDULES


               Schedule 2.2              --        Excluded Assets

               Schedule 3.3              --        Consents

               Schedule 3.4              --        Licenses

               Schedule 3.5              --        Real Property

               Schedule 3.6              --        Tangible Personal Property

               Schedule 3.7              --        Contracts

               Schedule 3.9              --        Intangibles

               Schedule 3.10             --        Insurance

               Schedule 3.12             --        Employee Matters

               Schedule 3.14             --        Litigation

               Schedule 3.19             --        Cable Carriage

               Schedule 4.3              --        Buyer Consents



                                LIST OF EXHIBITS


     Exhibit A-1      --       Form of Noncompetition Agreement for WDPX

     Exhibit A-2      --       Form of Noncompetition Agreement for WPXG

     Exhibit A-3      --       Form of Noncompetition Agreement for WPXU

     Exhibit B        --       Form of Sellers' Opinion of Counsel

     Exhibit C        --       Form of Conditional Assignment

     Exhibit D        --       Form of Buyers' Opinion of Counsel

     Exhibit E-1      --       Form of Secondary Affiliation Agreement for WDPX

     Exhibit E-2      --       Form of Secondary Affiliation Agreement for WPXG

     Exhibit E-3      --       Form of Secondary Affiliation Agreement for WPXU

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is dated as of the 23rd day of April, 1999, by and among Paxson Communications Corporation, a Delaware corporation ("PCC"); Paxson Communications License Company, LLC, a Delaware limited liability company ("Paxson License"); Paxson Communications of Green Bay-14, Inc., a Florida corporation ("Paxson Green Bay"); Paxson Communications of Dayton-26, Inc., a Florida corporation ("Paxson Dayton"); Paxson Dayton License, Inc., a Florida corporation ("Paxson Dayton License"); Paxson Communications of Decatur-23, Inc., a Florida corporation ("Paxson Decatur"); and Paxson Decatur License, Inc., a Florida corporation ("Paxson Decatur License") (PCC, Paxson License, Paxson Green Bay, Paxson Dayton, Paxson Dayton License, Paxson Decatur and Paxson Decatur License are referred to herein individually as a "Seller" and collectively as the "Sellers"); and ACME Television of Ohio, LLC, a Delaware limited liability company ("ACME Ohio"); ACME Television Licenses of Ohio, LLC, a Delaware limited liability company ("ACME Ohio Licenses"); ACME Television of Wisconsin, LLC, a Delaware limited liability company ("ACME Wisconsin"); ACME Television Licenses of Wisconsin, LLC, a Delaware limited liability company ("ACME Wisconsin Licenses"); ACME Television of Illinois, LLC, a Delaware limited liability company ("ACME Illinois"); and ACME Television Licenses of Illinois, LLC, a Delaware limited liability company ("ACME Illinois Licenses") (ACME Ohio, ACME Ohio Licenses, ACME Wisconsin, ACME Wisconsin Licenses, ACME Illinois and ACME Illinois Licenses are referred to herein individually as a "Buyer" and collectively as the "Buyers").


                                R E C I T A L S


         A. PCC, Paxson License and Paxson Green Bay own and operate Television Station WPXG(TV), Suring, Wisconsin ("WPXG"), pursuant to authorizations issued by the FCC to Paxson License.


         B. Paxson Decatur and Paxson Decatur License own and operate Television Station WPXU(TV), Decatur, Illinois ("WPXU"), pursuant to authorizations issued by the FCC to Paxson Decatur License.


         C. Paxson Dayton and Paxson Dayton License own and operate Television Station WDPX(TV), Springfield, Ohio ("WDPX"), pursuant to authorizations issued by the FCC to Paxson Dayton License. (WPXG, WPXU and WDPX are referred to herein individually as a "Station" and collectively as the "Stations".)


         D. Sellers desire to sell, and Buyers desires to buy, substantially all of the assets that are used or useful in the business or operations of the Stations for the price and on the terms and conditions set forth in this Agreement.

                              A G R E E M E N T S


         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyers and Sellers, intending to be bound legally, agree as follows:

SECTION 1. DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:


         "Accounts Receivable" means the rights of Sellers to payment for production services provided by Sellers or the sale of advertising or programming time on the Stations by Sellers, it being understood that "Accounts Receivable" shall not include any amounts payable to Buyers for the sale of advertising or programming time on the Stations by Buyers pursuant to the Time Brokerage Agreements.

         "ACME Guaranty" has the meaning set forth in Section 11.13.

         "ACME Holdings" has the meaning set forth in Section 6.1.

         "Act" means the Communications Act of 1934, as amended.

         "Application" or "Applications" has the meaning set forth in Section
6.1.

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyers under this Agreement, as specified in Section 2.1.

         "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7 and
(ii) all Contracts entered into by any Seller between the date of this Agreement and the Second Closing Date that Buyers agree in writing to assume.

         "Buyers' 401(k) Plan" has the meaning set forth in Section 6.9(b).

         "Champaign TBA" means the Time Brokerage Agreement entered into on the date hereof by Paxson Decatur, Paxson Decatur License and ACME Illinois, pursuant to which, among other things, ACME Illinois shall provide programming for broadcast on WPXU.

         "Claimant" has the meaning set forth in Section 10.5(a).

         "Closing Dates" means collectively, the First Closing Date and the Second Closing Date.

         "Closings" means collectively, the First Closing and the Second
Closing.

         "Code" means the Internal Revenue Code of 1986, as amended.




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

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyers or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all agreements (including any amendments and other modifications thereto) to which any Seller is a party and which relate to or affect the business or operations of any Station, and (i) which are in effect on the date of this Agreement or (ii) which are entered into by any Seller between the date of this Agreement and the First Closing Date, but excluding any of the foregoing that are included in the Excluded Assets.

         "Dayton TBA" means the Time Brokerage Agreement entered into on the date hereof by Paxson Dayton, Paxson Dayton License and ACME Ohio, pursuant to which, among other things, ACME Ohio shall provide programming for broadcast on WDPX.

         "DOJ" has the meaning set forth in Section 6.2.

         "Excluded Assets" has the meaning set forth in Section 2.2.

         "FCC" means the Federal Communications Commission.

         "FCC Consents" means one or more actions of the FCC granting its consents to the assignments of the FCC Licenses to ACME Ohio Licenses, ACME Wisconsin Licenses or ACME Illinois Licenses, as the case may be, as contemplated by this Agreement.

         "FCC Licenses" means all Licenses issued by the FCC to, or filed with the FCC by, Paxson License, Paxson Dayton License or Paxson Decatur License, as the case may be, in connection with the business or operations of the Stations.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "First Closing" means the consummation of the purchase and sale of the Assets to be conveyed at the First Closing pursuant to this Agreement in accordance with the provisions of Section 2.3(a).

         "First Closing Adjusted Purchase Price" has the meaning set forth in
Section 2.4(b).

         "First Closing Date" means the date on which the First Closing occurs, as determined pursuant to Section 8.1(a).

         "First Closing Hired Employee" has the meaning set forth in Section 6.9(b).

         "First Closing Purchase Price" has the meaning set forth in Section 2.4(a).




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

         "FTC" has the meaning set forth in Section 6.2.

         "GAAP" means generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

         "Green Bay TBA" means the Time Brokerage Agreement entered into on the date hereof by PCC, Paxson License, Paxson Green Bay and ACME Wisconsin, pursuant to which, among other things, ACME Wisconsin shall provide programming for broadcast on WPXG.

         "Hired Employees" has the meaning set forth in Section 6.9(b).

         "HSR Act" has the meaning set forth in Section 6.2.

         "HSR Notice" has the meaning set forth in Section 6.2.

         "Indemnifying Party" has the meaning set forth in Section 10.5(a).

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by any Seller or under which any Seller is licensed or franchised and which are used or useful in the business and operations of any Station, together with any additions thereto between the date of this Agreement and the First Closing Date, but excluding any of the foregoing that are included in the Excluded Assets.

         "Intermediary" means an escrow agent or other person or entity serving as a "qualified intermediary" under United States Treasury Regulations promulgated pursuant to Section 1031 of the Code.

         "IRS" has the meaning set forth in Section 2.5(b)(ii).

         "Licenses" means all licenses, permits, and other authorizations issued to any Seller by the FCC, the Federal Aviation Administration (the "FAA"), if any, or any other federal, state, or local governmental authorities in connection with the conduct of the business or operations of any Station, together with (i) any additions thereto between the date of this Agreement and the First Closing Date and (ii) any and all applications for modification or renewal thereof.

         "Material Adverse Effect" means a material adverse effect on either
(x) the Assets of all Stations taken as a whole or the business of all Stations taken as a whole or (y) the Assets or business of an individual Station taken as a whole, as the specific context may require, in each case as currently conducted; provided that the foregoing shall not include any material adverse effect arising out of (i) factors affecting the television broadcasting industry generally, (ii) general national, regional or local economic conditions, (iii) governmental or legislative laws, rules or regulations, or
(iv) actions or omissions of any Buyer or its agents.




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         "Material Consents" has the meaning set forth in Section 7.1(c).

         "PCC Guaranty" has the meaning set forth in Section 11.12.

         "Permitted Liens" means liens for taxes and assessments not yet due and payable, mechanics' and other statutory liens created in the ordinary course of business that secure obligations not delinquent, restrictions or rights retained by governmental authorities under applicable law and liens, restrictions, easements and other encumbrances otherwise expressly permitted by this Agreement.

         "Petition" has the meaning set forth in Section 8.1(b).

         "Purchase Price" means the purchase price specified in Section 2.4.

         "Real Property" means Sellers' interests in real property that are set forth on Schedule 3.5 hereto.

         "Retained Liabilities" has the meaning set forth in Section 2.6.

         "Second Closing" means the consummation of the purchase and sale of the FCC Licenses pursuant to this Agreement in accordance with the provisions of Section 2.3(b).

         "Second Closing Adjusted Purchase Price" has the meaning set forth in
Section 2.4(c).

         "Second Closing Date" means the date on which the Second Closing occurs, as determined pursuant to Section 8.1(b).

         "Second Closing Hired Employee" has the meaning set forth in Section 6.9(b).

         "Second Closing Purchase Price" has the meaning set forth in Section 2.4(a).

         "Sellers' 401(k) Plan" has the meaning set forth in Section 6.9(b).

         "Station" or "Stations" has the meaning set forth in the Recitals hereto.

         "Tangible Personal Property" means the equipment, tools, vehicles, leasehold improvements, office equipment, inventory, spare parts, and other tangible personal property set forth on Schedule 3.6 hereto, less any retirements or depositions thereof made in the ordinary course of business or in connection with the acquisition of equivalent replacement property.

         "Time Brokerage Agreements" means collectively, the Dayton TBA, Green Bay TBA and Champaign TBA.

         "WDPX" has the meaning set forth in the Recitals hereto.

         "WPXG" has the meaning set forth in the Recitals hereto.




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         "WPXU" has the meaning set forth in the Recitals hereto.

SECTION 2. PURCHASE AND SALE OF ASSETS

         2.1 AGREEMENT TO SELL AND BUY. Subject to the terms and conditions set forth in this Agreement, Sellers hereby agree to sell, assign, convey, transfer, and deliver to Buyers, and Buyers agree to purchase and assume, all of Sellers' rights, title and interest in and to the following tangible and intangible Assets used or useful in connection with the conduct of the business or operations of the Stations (the "Assets"), excluding the assets described in
Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Liens), including the following:

                  (a) The Tangible Personal Property;

                  (b) The Real Property;

                  (c) The Licenses;

                  (d) The Assumed Contracts;

                  (e) The Intangibles and the goodwill of the Stations, if any;

                  (f) All of Sellers' proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, relating to the business and operation of the Stations; and

                  (g) All of Sellers' books and records relating to the business or operations of the Stations, other than those described in Section 2.2(b), including all records required by the FCC to be kept by the Stations.

         2.2 EXCLUDED ASSETS. The Assets shall exclude the following assets (the "Excluded Assets"):

                  (a) Sellers' cash on hand as of the Closings and all other cash in any of Sellers' bank or savings accounts; any insurance policies, letters of credit, or other similar items and cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments;

                  (b) All books and records that each Seller is required by law to retain, that pertain to each Seller's organization or other internal matters and all tax records;

                  (c) Any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements;




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

                  (d) The Accounts Receivable;

                  (e) Claims of any Seller, other than those involving the FCC Licenses, with respect to matters occurring prior to the First Closing Date;

                  (f) Claims of any Seller involving the FCC Licenses with respect to matters occurring prior to the Second Closing;

                  (g) All rights to the name "Paxson," "PAX" or any logo, variation or derivation thereof, and the call signs "WDPX," "WPXG" and "WPXU";

                  (h) Prepaid expenses for which Sellers do not receive a credit under Sections 2.4(b) or (c) hereof and deposits to the extent not reflected in the adjustments made pursuant to Section 2.4(b) hereof;

                  (i) All assets or property of each Seller not related to the Stations;

                  (j) All contracts, leases and other agreements not included in the Assumed Contracts; and

                  (k) All other property listed on Schedule 2.2 hereto.

         2.3 CONVEYANCE OF THE ASSETS.

                  (a) First Closing. Notwithstanding any provision of this Agreement to the contrary, (i) all of the Assets, other than the FCC Licenses, used or useful in connection with the business and operations of WDPX shall be conveyed at the First Closing by Paxson Dayton to ACME Ohio in accordance with
Section 2.1, (ii) all of the Assets, other than the FCC Licenses, used or useful in connection with the business or operations of WPXG shall be conveyed at the First Closing by PCC and Paxson Green Bay to ACME Wisconsin in accordance with Section 2.1, and (iii) all of the Assets, other than the FCC Licenses, used or useful in connection with the business or operations of WPXU shall be conveyed at the First Closing by Paxson Decatur to ACME Illinois in accordance with Section 2.1.

                  (b) Second Closing. Notwithstanding any provision of this Agreement to the contrary, (i) all of the FCC Licenses for WDPX shall be conveyed at the Second Closing by Paxson Dayton License to ACME Ohio Licenses in accordance with Section 2.1, (ii) all of the FCC Licenses for WPXG shall be conveyed at the Second Closing by Paxson License to ACME Wisconsin Licenses in accordance with Section 2.1, and (iii) all of the FCC Licenses for WPXU shall be conveyed at the Second Closing by Paxson Decatur License to ACME Illinois Licenses in accordance with Section 2.1.



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         2.4 PURCHASE PRICE; ADJUSTMENTS.

                  (a) Purchase Price. The Purchase Price for the Assets shall be Forty Million Dollars ($40,000,000). The portion of the Purchase Price payable by Buyers to Sellers at the First Closing shall equal Thirty-Two Million Dollars ($32,000,000) (the "First Closing Purchase Price"), subject to adjustment as provided in Sections 2.4(b) and (d) below. Subject to the partial closing provisions of Section 7.5 below, the portion of the Purchase Price payable by Buyers to Sellers at the Second Closing shall equal Eight Million Dollars ($8,000,000) (the "Second Closing Purchase Price"), subject to adjustment as provided in Sections 2.4(c) and (d) below.

                  (b) First Closing Prorations. The First Closing Purchase Price shall be increased or decreased as required to effectuate the proration of the revenues and expenses of the Stations in accordance with this Section 2.4(b). All revenues and all expenses arising from the operation of the Stations, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), employee compensation, including wages, for all employees of Sellers who become employees of Buyers as of the First Closing, and similar prepaid and deferred items, shall be prorated between Buyers and Sellers in accordance with GAAP and the principle that Sellers shall be entitled to all revenues and shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the First Closing Date and Buyers shall be entitled to all revenues (except as otherwise provided in the Time Brokerage Agreements) and shall be responsible for all expenses, costs, and obligations (except as otherwise provided in the Time Brokerage Agreements) allocable to the period on and after the First Closing Date. Notwithstanding the preceding sentence, there shall be no adjustment for, and Sellers shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts and any other obligation or liability not being assumed by Buyers in accordance with Section 2.6. The First Closing Purchase Price adjusted in accordance with this Section 2.4(b) is the "First Closing Adjusted Purchase Price."

                  (c) Second Closing Prorations. The Second Closing Purchase Price shall be increased or decreased in accordance with GAAP and the principle described in Section 2.4(b) as required to effectuate the proration of annual regulatory fees that have been paid or are to be paid to the FCC with respect to the FCC Licenses. The Second Closing Purchase Price adjusted in accordance with this Section 2.4(c) is the "Second Closing Adjusted Purchase Price."

                  (d) Manner of Determining Adjustments.

                        (i) Any adjustments with respect to the First Closing Date shall be determined as provided in this paragraph (i), with final settlement and payment by the appropriate party to be completed in accordance with paragraphs (iii) and (iv) of this subsection. Sellers shall prepare and deliver to Buyers no later than thirty (30) days following the First Closing Date a preliminary settlement statement which shall set forth Sellers' good faith estimate of the prorations required under Section 2.4(b). Such preliminary settlement statement shall contain all information reasonably necessary to determine the prorations under Section 2.4(b), including appropriate supporting documentation and such other information as may be reasonably requested by Buyers, and shall be certified by an officer (but without personal liability of such officer) on behalf of Sellers to be true and complete to Sellers' knowledge.

                        (ii) Any adjustments with respect to the Second Closing will, insofar as feasible, be determined and paid on the Second Closing Date, with final settlement and payment by the appropriate party to be completed in accordance with paragraphs (iii) and (iv) of this subsection. Sellers shall prepare and deliver to Buyers not later than five (5) business days before the Second Closing Date a preliminary settlement statement which shall set forth Sellers' good faith estimate of the prorations under Section 2.4(c). Such preliminary settlement statement shall contain all information reasonably necessary to determine the prorations under Section 2.4(c), including appropriate supporting documentation and such other information as may be reasonably requested by Buyers, to the extent such prorations can be determined or estimated as of the date of the preliminary settlement statement and shall be certified by an officer (but without personal liability of such officer) on behalf of Sellers to be true and complete to Sellers' knowledge.

                        (iii) Not later than thirty (30) days after Buyers shall have received Sellers' preliminary settlement statement for the First Closing and not later than thirty (30) days after the Second Closing Date, Buyers shall deliver to Sellers a statement setting forth Buyers' determination of any changes to the prorations made at the First Closing and Second Closing, respectively. Buyers' statements
         (A) shall contain all information reasonably necessary to determine the prorations to the First Closing Purchase Price and Second Closing Purchase Price under Sections 2.4(b) and (c), respectively, including appropriate supporting documentation, and such other information as may be reasonably requested by Sellers, and (B) shall be certified by an officer (but without personal liability to such officer) on behalf of Buyers to be true and complete to Buyers' knowledge. Following the Second Closing, Sellers (and their authorized representatives) shall have the right to visit the Stations during normal business hours to verify and review such documentation upon providing reasonable notice to Buyers (such access not to unreasonably interfere with the business or operations of the Stations). If Sellers dispute the prorations determined by Buyers, they shall deliver to Buyers within fifteen days after their receipt of Buyers' statements a statement setting forth their determination of such prorations. If Sellers notify Buyers of their acceptance of Buyers' statements, or if Sellers fail to deliver their statement within the fifteen-day period specified in the preceding sentence, Buyers' determination of such adjustments and prorations shall be conclusive and binding on the parties as of the last day of such fifteen-day period.

                        (iv) Buyers and Sellers shall use good faith efforts to resolve any dispute involving the determination of the prorations in connection with the Closings. If the parties are unable to resolve any dispute within fifteen days following the delivery to Buyers of the statements described in the penultimate sentence of Section 2.4(d)(iii), Buyers and Sellers shall jointly designate an independent certified public accountant ) (a "CPA"), who shall be knowledgeable and experienced in the operation of television broadcasting stations, to resolve such dispute. If the parties are unable to agree on the designation of a CPA, the selection of the CPA to resolve the dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The CPA's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of the CPA, and, if necessary, for arbitration to select such CPA, shall be split equally between the parties. Notwithstanding anything to the contrary in this Agreement, none of the adjustments made pursuant to this Section shall be subject to the limitations of Section 10.4 of this Agreement.

         2.5 PAYMENT OF PURCHASE PRICE; ALLOCATIONS.

                  (a) Payments. The Purchase Price, as adjusted under Sections 2.4(b) and (c), shall be paid by Buyers to Sellers at the Closings as follows:

                        (i) On the First Closing Date, Buyers shall pay Sellers the First Closing Adjusted Purchase Price by federal wire transfer of same-day funds pursuant to wire instructions delivered by Sellers to Buyers at least two (2) business days prior to the First Closing Date.

                        (ii) On the Second Closing Date, Buyers shall pay Sellers the Second Closing Adjusted Purchase Price by federal wire transfer of same-day funds pursuant to wire instructions delivered by Sellers to Buyers at least two (2) business days prior to the Second Closing Date.

                  (b) Allocations.

                        (i) The Purchase Price, subject to the adjustments required by Sections 2.4(b) and (c), shall be allocated among the Assets as follows:

                                (A) WDPX Assets. The portion of the Purchase
Price allocable to the Assets, including the FCC Licenses, used or useful in the business or operations of WDPX shall be Sixteen Million Dollars ($16,000,000).

                                (B) WPXG Assets. The portion of the Purchase
Price allocable to the Assets, including the FCC Licenses, used or useful in the business or operations of WPXG shall be Ten Million Dollars ($10,000,000).

                                (C) WPXU Assets. The portion of the Purchase
Price allocable to the Assets, including the FCC Licenses, used or useful in the business or operations of WPXU shall be Fourteen Million Dollars ($14,000,000).

                        (ii) The Purchase Price for the Assets allocated to each of the Stations set forth in paragraph (i) of this subsection shall be further allocated in accordance with an allocation schedule to be agreed to by the parties on or prior to the later of the Second Closing or December 31, 1999 (the "Allocation Deadline"). Buyers shall prepare the allocation schedule for the Stations and submit such schedule to Sellers for their approval no later than the earlier of ten (10) business days prior to the Second Closing Date or December 20, 1999, which approval shall not be unreasonably withheld. If the parties cannot agree on the allocation schedule for the Stations by the Allocation Deadline, the parties will select a CPA within five (5) business days thereafter who is experienced in such matters and whose decision will be final and binding upon the parties. The CPA's fees and expenses shall be divided equally between Sellers, on the one hand, and Buyers, on the other hand. The allocation for each Station's Purchase Price shall be included in an Internal Revenue Service ("IRS") Form 8594 and shall, as the case may be, be utilized by each Seller and Buyer in filing any return or other document with the IRS or any other taxing authority. No party shall take any position in any document or communication with any governmental authority inconsistent with the allocations set forth in the schedule developed pursuant to this paragraph.

         2.6 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As of the First Closing Date, Buyers shall assume and undertake to pay, discharge, and perform all obligations and liabilities (a) under the Licenses (other than the FCC Licenses) and the Assumed Contracts insofar as they relate to the period on and after the First Closing Date, (b) with respect to which an adjustment to the First Closing Purchase Price is made in favor of Buyers pursuant to Section 2.4(b), (c) to any former employee of Sellers who is hired by Buyers as of the First Closing Date insofar as such obligations and liabilities relate to the period on and after the First Closing Date, and (d) arising out of the business or operations of the Stations on and after the First Closing Date (except to the extent such obligations and liabilities relate to the FCC Licenses or other Assets not conveyed to Buyers). As of the Second Closing Date, Buyers shall assume and undertake to pay, discharge and perform all obligations and liabilities (x) under the FCC Licenses insofar as they relate to the period on and after the Second Closing Date, (y) with respect to which an adjustment to the Second Closing Purchase Price is made in favor of Buyers pursuant to
Section 2.4(c), and (z) to any former employee of Sellers who is hired by Buyers as of the Second Closing Date insofar as such obligations and liabilities relate to the period on and after the Second Closing Date. Buyers shall not assume any other obligations or liabilities of Sellers, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Licenses or Assumed Contracts relating to the period prior to the First Closing Date, (iii) any claims, litigation or proceedings relating to the operation of the Stations prior to the First Closing, regardless of whether such claims, litigation or proceedings are asserted or instituted before, on, or after the First Closing Date, (iv) any claims, litigation or proceedings relating to the FCC Licenses prior to the Second Closing, regardless of whether such claims, litigation or proceedings are asserted or instituted before, on or after the Second Closing (it being understood, however, that this clause (iv) shall not limit or otherwise affect any obligation of Buyers under Section 10.3 hereof), (v) any obligations for employees of any one of the Sellers who are not hired by a Buyer, including, but not limited to, COBRA coverage, (vi) any obligations or liabilities arising under capitalized leases or other financing agreements not assumed by Buyers, and (vii) any obligations or liabilities of Sellers under any employee pension or retirement plan or any collective bargaining agreement (all of the foregoing are referred to hereinafter collectively as the "Retained Liabilities"). All Retained Liabilities shall remain and be the obligations and liabilities solely of Sellers.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers represent and warrant to Buyers as set forth below:

         3.1 ORGANIZATION, STANDING, AND AUTHORITY. Each Seller, other than PCC and Paxson License, is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. PCC and Paxson License are, respectively, a corporation and limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business or operations as currently conducted requires such Seller to be so qualified. Each Seller has all requisite corporate or limited liability company power and authority, as the case may be, (a) to own, lease, and use those Assets that are owned, leased and used by it, as now owned, leased, and used, (b) to conduct the business and operations of the Station conducted by it, as now conducted, and (c) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by such Seller hereunder.

         3.2 AUTHORIZATION AND BINDING OBLIGATION. The execution, delivery, and performance by Sellers of this Agreement and the documents contemplated hereby have been duly authorized by all necessary corporate or limited liability company actions, as the case may be, on the part of Sellers. This Agreement has been duly executed and delivered by Sellers and constitutes the legal, valid, and binding obligation of Sellers, enforceable against them in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3 ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the FCC Consents, the Consents listed on Schedule 3.3 and applicable requirements under the HSR Act (as defined below), the execution, delivery, and performance by Sellers of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party, except for such consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect on the Assets or business of a Station taken as a whole; (b) will not conflict with any provision of the organizational documents of Sellers; (c) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, policy or ruling of any court or governmental instrumentality; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, or constitute a default under, any material agreement, instrument, license, or permit to which any Seller is a party or by which any Seller may be bound.

         3.4 GOVERNMENTAL LICENSES. Schedule 3.4 includes true and complete copies of all FCC Licenses and those issued by the FAA, if any, as well as any and all other licenses and authorizations issued by any other governmental authority that are material to the operation of the Stations. All FCC Licenses have been validly issued, and the Seller designated in Schedule 3.4 as the licensee of each respective Station is the authorized legal holder thereof. The FCC Licenses listed in Schedule 3.4 for each Station comprise all of the material licenses, permits, and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business and operations of such Station in the manner and to the extent they are now conducted. Each FCC License is in full force and effect, and the conduct of the business and operations of the Station to which each FCC License relates is in compliance therewith except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Assets or business of a Station taken as a whole. Notwithstanding any provision in this Agreement to the contrary, Sellers make no representation or warranty regarding the fitness or suitability of any Station's existing facilities, including its existing transmitter site, for such Station's DTV operations.

         3.5 TITLE TO AND CONDITION OF REAL PROPERTY.

                  (a) Schedule 3.5 contains an accurate description of the Real Property. The Real Property listed on Schedule 3.5 comprises all of the real property interests owned or held by Sellers and used or useful in the conduct of the business and operations of the Stations as currently conducted.

                  (b) Subject to the Permitted Liens, Sellers have good, marketable and insurable fee simple title in and to each owned parcel of Real Property described in Schedule 3.5.

                  (c) There is no pending condemnation or similar proceeding affecting the owned Real Property or any portion thereof, and, to Sellers' knowledge, no such action is contemplated or threatened.

                  (d) Sellers have not received any notice from any insurance company of any defects or inadequacies in any title to the owned Real Property or any part thereof, other than liens or encumbrances that would not adversely affect the insurability of the owned Real Property or the premiums for the insurance thereof.

                  (e) Sellers have not received any notice from any insurance company which has issued any Seller a policy of title insurance with respect to any portion of the owned Real Property or by any underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work with which compliance has not been made.

                  (f) Other than Sellers and any other party identified as a tenant of any Seller in Schedule 3.7, there are no parties in possession of any portion of the owned Real Property, whether as lessees, tenants at will, trespassers or otherwise.

                  (g) There is no law, ordinance, order or regulation, including, without limitation, the Americans with Disabilities Act of 1990, as amended, under which Sellers have received a written notice of violation, which requires any material expenditure to remediate, remedy, remove, modify or improve any of the owned Real Property in order to bring it into compliance therewith.

                  (h) Sellers have not received any written notice of any governmental proceeding that would materially impair or curtail access to and from the owned Real Property.

                  (i) As of the date hereof, there are no structural, electrical, mechanical, plumbing, air conditioning, heating or other defects in the building or structures used by any Seller and located on the owned Real Property that adversely affect in any material respect the applicable Sellers' use of such buildings or structures as currently used, and the roofs of each such building or structure are free from leaks and in good condition, reasonable wear and tear excepted.

                  (j) Other than the Permitted Liens, no claim, demand, suit, proceeding or litigation of any kind is pending or, to the knowledge of Sellers, threatened which would affect or limit Buyers' use of the owned Real Property in the manner now used by Sellers.

                  (k) Sellers are in material compliance with their obligations under all of the Leases included in Schedule 3.5 (the "Real Property Leases"). All Real Property Leases are valid, binding and enforceable in accordance with their respective terms, except as enforceability may be limited by laws affecting the enforcement of creditor rights or equitable principles generally. To Sellers' knowledge, no other party to any of the Real Property Leases is in material default thereunder.

         3.6 TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. Except as described in Schedule 3.6, each Seller owns and has good title to each item of Tangible Personal Property owned by it, and none of the Tangible Personal Property owned by Sellers is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Liens and liens set forth on Schedule 3.6 hereto. Each item of Tangible Personal Property is available for immediate use in the business and operations of the Station to which such Tangible Personal Property relates as currently conducted. All items of transmitting equipment included in the Tangible Personal Property (a) have been maintained in all material respects in a manner consistent with generally accepted standards of good engineering practice, and (b) will permit each Station to operate in material compliance with the terms of the FCC Licenses for such Station and the Act, as well as the rules, regulations and published policies of the FCC, and with all other applicable federal, state, and local statutes, ordinances, rules, and regulations.

         3.7 ASSUMED CONTRACTS. Sellers have delivered to Buyers true and complete copies of all Assumed Contracts listed on Schedule 3.7. All of the Assumed Contracts are in full force and effect. Each Seller that is a party to an Assumed Contract is in material compliance with the terms thereof, and, to Sellers' knowledge, there is not under any Assumed Contract any material default by any other party thereto or any event that, after notice or lapse of time or both, could constitute a material default. Assumed Contracts that require the consent of a third party for their assignment to Buyers are also listed on Schedule 3.3. Except for the need to obtain the Consents listed in
Schedule 3.3, each Seller that is a party to an Assumed Contract has full legal power and authority to assign its rights under the Assumed Contract to the applicable Buyer in accordance with this Agreement.

         3.8 BROKER. Neither Sellers nor any person acting on Sellers' behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, except for a transaction advisory fee payable to Paxson Communications Management Company, Inc. in the amount of Four Million Dollars ($4,000,000), which fee shall be the sole responsibility of Sellers, and a brokers' fee payable to Communications Equity Associates, which fee shall be paid one-half by Sellers, on the one hand, and one-half by Buyers, on the other hand.

         3.9 INTANGIBLES. Schedule 3.9 is a true and complete list of all material Intangibles (exclusive of those listed in Schedule 3.4), all of which are valid and in good standing and uncontested. Sellers have delivered to Buyers copies of all documents establishing or evidencing all material Intangibles (other than those included in the Excluded Assets). To Sellers' knowledge, no Seller is infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons.

         3.10 INSURANCE. Schedule 3.10 sets forth all policies of insurance covering the Assets and such policies are in full force and effect.

         3.11 REPORTS. All material returns, reports, and statements required to be filed by Sellers with respect to the Stations with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction over Sellers and the Stations have been complied with by Sellers in all material respects. All of such returns, reports, and statements are complete and correct as filed in all material respects. Sellers have paid to the FCC all annual regulatory fees required to be paid by Sellers with respect to the FCC Licenses. Sellers' Children's Television Programming reports reflect the Stations' compliance in all materials respects with applicable requirements of the FCC and will not subject the Stations to any fines or other sanctions.

         3.12 PERSONNEL.

                  (a) Employees and Compensation. Schedule 3.12 contains a true and complete list in all material respects of all employees of Sellers who are employed at the Stations, their job titles, date of hire and current salary.

Schedule 3.12 also contains a description as of the date of this Agreement of all employee benefit plans or arrangements applicable to Sellers' employees at the Stations. All employee benefits and welfare plans or arrangements listed in
Schedule 3.12 were established and have been executed, managed and administered in all material respects in accordance with the Code, and the Employee Retirement Income Security Act of 1974, as amended. Sellers are not aware of the existence of any governmental audit or examination of any of such plans or arrangements.

                  (b) Labor Relations. No Seller is a party to or subject to any collective bargaining agreements with respect to any Station. Except as set forth in Schedule 3.7, no Seller has any written contract of employment with any employee of the Stations. Sellers have complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes. No labor union or other collective bargaining unit represents or to Sellers' knowledge, claims to represent any of Sellers' employees at the Stations. To Sellers' knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to Sellers' employees at the Stations.

         3.13 TAXES. Sellers have filed or caused to be filed all federal, state and local income tax returns required to be filed by Sellers and have paid or accrued all taxes shown on those returns to the extent such taxes have become due, except where the failure to file such returns or pay or accrue such taxes does not result in a lien on the Assets or in the imposition of transferee liability or other liability on any Buyer for the payment of such taxes. There are no proceedings pending pursuant to which Sellers are or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to any Buyer as transferee of the Assets or as operator of the Stations following the Closings, and, to Sellers' knowledge, no event has occurred and no condition exists that could impose on any Buyer (either as a transferee or the owner of the Assets) any transferee liability for any taxes, penalties, or interest due or to become due from Sellers.

         3.14 CLAIMS AND LEGAL ACTIONS. Except for any FCC rulemaking proceedings generally affecting the broadcasting industry, including, without limitation, the FCC rulemaking identified as In the Matter of Advanced Television Systems, MM Docket No. 87-268 and any related or subsequent FCC or court proceeding, or as listed on Schedule 3.14 attached hereto, there is no material claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, nor any material order, decree or judgment pending or, to Sellers' knowledge, threatened, against Sellers with respect to their ownership or operation of the Stations or otherwise relating to the Assets.

         3.15 ENVIRONMENTAL MATTERS.

                  (a) With respect to their operation of the Stations and their installation and use of the Assets, Sellers are in compliance in all material respects with all laws, rules, published policies and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, and Sellers have received no written notice of a charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice having been filed or commenced against Sellers in connection with their operation of the Stations alleging any failure to comply with any such law, rule, or regulation.

                  (b) To Sellers' knowledge following reasonable inquiry, Sellers have no material liability relating to their operation of the Stations under any law, rule, published policy or regulation of any federal, state, or local government (or agency thereof) concerning the release or threatened release of hazardous substances, pollution or protection of the environment.

                  (c) To Sellers' knowledge following reasonable inquiry, in connection with Sellers' operation of the Stations, Sellers hold and are in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, and local laws, rules, published policies and regulations relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                  (d) The Phase I Environmental Site Assessment prepared by Dames and Moore for the WDPX transmitter site (the "WDPX Phase I") reports the existence of spray-on soundproofing material and ceiling panels, floor tile and pipe insulation that contain asbestos. Notwithstanding any other provision in this Agreement to the contrary, Sellers shall have no obligation or liability to Buyers for breach of any representation, warranty or covenant hereunder or otherwise as a result of the existence of asbestos in such materials.

                  (e) As used in this Section 3.15, "to Sellers' knowledge following reasonable inquiry" means to Sellers' actual knowledge following inspection of the Assets and the operation of the Stations by Sellers' employees but without any other investigation, including, without limitation, the conduct of any environmental assessment or survey, other than the WDPX Phase I, a copy of which has been provided to Buyers.

         3.16 COMPLIANCE WITH LAWS. Each Seller is in material compliance with the Licenses held by it and all federal, state, and local laws, rules, regulations, and ordinances applicable or relating to the ownership or operation of the Assets owned and operated by such Seller. Neither the ownership nor operation of the Assets by Sellers conflicts in any material respect with the rights of any other person or entity.

         3.17 CONDUCT OF BUSINESS IN ORDINARY COURSE. Since July 1, 1998, each Seller has conducted the business and operations of its respective Station in the ordinary course of business consistent with past practices in all material respects and has not:

                  (a) Made any sale, assignment, lease, or other transfer of such Station's properties other than obsolete assets no longer used in the operation of the Station or other assets sold or disposed of in the normal and usual course of business with suitable replacements being obtained therefor;

                  (b) Canceled any debts owed to or claims held by such Seller with respect to its Station, except in the normal and usual course of business; or

                  (c) Suffered any material write-down of the value of any Assets or any material write-off as uncollectible of any accounts receivable of such Station, except in the normal and usual course of business.

         3.18 INSOLVENCY. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting any Seller or any of the Assets is pending or, to Sellers' knowledge, threatened, and no Seller has made any assignment for the benefit of creditors, nor taken any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

         3.19 CABLE CARRIAGE. Schedule 3.19 annexed hereto sets forth, to Sellers' knowledge, a correct and complete list in all material respects of (a) all cable television systems that carry the Stations' signals on the date hereof under the FCC's "must carry" rules or under agreements implementing such rules; and (b) all cable television systems that carry the Stations' signals pursuant to retransmission consent agreements (with copies of all such agreements included in the schedule).

         3.20 NO MATERIAL OMISSION. Sellers have not failed to disclose any material fact known to Sellers that would make any warranty or representation in this Agreement inaccurate or misleading in any material respect.

         3.21 DISCLAIMER. Except for the foregoing representations and warranties specifically set forth in Sections 3.1 through 3.20, and the representations and warranties in the Certificate to be delivered by Sellers pursuant to Sections 8.2(c) and 8.4(b), the Assets are being transferred by Sellers to Buyers without any representation or warranty, all other representations and warranties of any kind, either express or implied, including warranties of fitness, being hereby expressly disclaimed. Without limiting the generality of the foregoing, Buyers acknowledge that neither Sellers nor any director, officer, employee or agent of Sellers has made any warranty or representation, express or implied, as to the revenue or income to be derived from the Stations or the expenses to be incurred with respect thereto.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYERS

         Buyers represent and warrant to Sellers as follows:

         4.1 ORGANIZATION, STANDING, AND AUTHORITY. Each Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each Buyer is duly qualified as a foreign limited liability company and in good standing in each jurisdiction where the conduct of its business or operations as currently conducted or proposed to be conducted upon consummation of the First Closing requires such Buyer to be so qualified. Each Buyer has all requisite limited liability company power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by such Buyer hereunder.

         4.2 AUTHORIZATION AND BINDING OBLIGATION. The execution, delivery, and performance by Buyers of this Agreement and the documents contemplated hereby have been duly authorized by all necessary limited liability company actions on the part of Buyers. This Agreement has been duly executed and delivered by Buyers and constitutes the legal, valid, and binding obligation of Buyers, enforceable against Buyers in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the FCC Consents, the Consents listed on Schedule 4.3 and applicable requirements under the HSR Act, the execution, delivery, and performance by Buyers of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party except for such consents the failure of which to obtain could not reasonably be expected to have a material adverse effect on the performance by Buyers of their obligations hereunder; (b) will not conflict with the organizational documents of Buyers; (c) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, policy or ruling of any court or governmental instrumentality; or (d) will not conflict with, constitute grounds for termination of, result in a breach of, or constitute a default under, any material agreement, instrument, license, or permit to which any Buyer is a party or by which any Buyer may be bound, such that such Buyer could not acquire or operate the Assets.

         4.4 BROKER. Neither Buyers nor any person acting on Buyers' behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, except for a brokers' fee payable to Communications Equity Associates, which fee shall be paid one-half by Sellers, on the one hand, and one-half by Buyers, on the other hand.

         4.5 BUYER QUALIFICATIONS. Each Buyer is, and as of the Closing will be, legally, financially and otherwise qualified to perform its obligations hereunder and to be the licensee of and to acquire, own and operate the Station proposed to be acquired, owned and operated by such Buyer under the Act and the rules, regulations and policies of the FCC. To Buyers' knowledge, no waiver of any FCC rule or policy is required for the grant of the FCC Consents.

         4.6 FINANCING. Buyers will have on the Closing Dates sufficient funds to enable them to consummate the transactions contemplated hereby to occur on such Closing Dates. Buyers acknowledge that the availability of financing shall not be a condition to their obligation to consummate the transactions contemplated hereby at the Closings, or to any of their other obligations hereunder.

         4.7 INSOLVENCY. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting any Buyer is pending or, to Buyers' knowledge, threatened, and no Buyer has made any assignment for the benefit of creditors, nor taken any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

         4.8 MATERIAL OMISSION. Buyers have not failed to disclose any material fact known to Buyers that would make any warranty or representation in this Agreement inaccurate or misleading in any material respect.

SECTION 5. OPERATION OF THE STATIONS PRIOR TO THE CLOSINGS

         5.1 GENERALLY. Subject to the provisions of the Time Brokerage Agreements, between the date of this Agreement and the Second Closing Date, Sellers shall operate the Stations in all material respects in the ordinary course of business in accordance with their past practices (except where such conduct would conflict with the following covenants or with Sellers' other obligations under this Agreement or the Time Brokerage Agreements), and in accordance with the other covenants in this Section 5. Except as otherwise expressly provided in this Section 5, all of the covenants of Sellers regarding the operation of the Stations set forth in this Section 5 shall apply to the period commencing on the date of this Agreement and ending on the Second Closing Date.

         5.2 COMPENSATION. Sellers shall not increase in any material respect the compensation, bonuses, or other benefits payable or to be payable to any person employed by Sellers in connection with the conduct of the business or operations of the Stations, except in accordance with past practices.

         5.3 CONTRACTS. Sellers will not, without the prior written consent of Buyers, which consent shall not be unreasonably withheld, amend any Assumed Contract or enter into any contract or commitment relating to the Stations that will be binding on Buyers or impair in any material respect Buyers' rights under this Agreement or the Time Brokerage Agreements.

         5.4 DISPOSITION OF ASSETS. Sellers shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except where no longer used or useful in the business or operations of the Stations or in connection with the acquisition of replacement property of equivalent kind and value. Notwithstanding the foregoing, the expiration by their terms of Contracts prior to the First Closing shall not be deemed a violation of this Agreement.

         5.5 ENCUMBRANCES. Sellers shall not create, acquiesce to, or assume any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (a) liens disclosed on
Schedule 3.5 or Schedule 3.6, which liens shall be removed on or prior to the First Closing Date, and (b) Permitted Liens.

         5.6 FCC LICENSES. Sellers shall not cause or permit, by any act or failure to act, any material FCC License to expire or to be revoked, suspended, or modified in any materially adverse respect, or take any action that could reasonably be expected to cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or materially adverse modification of any material FCC License.

         5.7 ACCESS TO INFORMATION. From the date of this Agreement until the Second Closing, Sellers shall give Buyers and their authorized representatives access, during normal business hours and with reasonable prior notice, to the Assets within Sellers' control and to all other books, records, Contracts, and documents relating to the Stations and in Sellers' possession or control for the purpose of audit and inspection, so long as such audit and inspection do not unreasonably interfere with the business and operations of the Stations.

         5.8 MAINTENANCE OF ASSETS. From the date of this Agreement until the First Closing, Sellers shall use commercially reasonable efforts to maintain the Assets in good condition (ordinary wear and tear excepted). From the date of this Agreement until the First Closing, Sellers shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs prior to the First Closing, Sellers shall repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and Sellers shall use the proceeds of any claim under any insurance policy solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed prior to the First Closing. Except as provided in this Section, Sellers shall not make any material change in the Real Property or in any building, structure, fixture or improvement on the Real Property.

         5.9 INSURANCE. Sellers shall maintain the existing insurance policies on the Stations and the Assets through the First Closing Date.

         5.10 CONSENTS. Sellers shall use commercially reasonable efforts to obtain the Consents without any change in the terms or conditions of any Assumed Contract or License that could be materially less advantageous to the Stations than those pertaining under the Assumed Contract or License as in effect on the date of this Agreement; provided, however, that Sellers' failure to obtain any Consent shall not constitute a breach of this Agreement so long as Sellers shall have used commercially reasonable efforts to obtain such Consent. Sellers shall promptly advise Buyers of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents. Buyers shall use commercially reasonable efforts to assist Sellers in obtaining the Consents, including, without limitation, executing such assumption instruments and other documents as may be reasonably required in connection with obtaining the Consents.

         5.11 CABLE CARRIAGE. Sellers shall take any and all commercially reasonable actions, and not fail to take any commercially reasonable actions, necessary or appropriate to preserve the Stations' carriage on the cable television systems identified in Schedule 3.19, except that Sellers shall not be responsible for any action or omission of any Buyer following the First Closing which causes a cable system to delete any Station's signal from carriage on such system.

         5.12 ORGANIZATION, GOOD WILL, PROMOTION. From the date of this Agreement until the First Closing, Sellers shall use commercially reasonable efforts to preserve the business organization of the Stations and shall cooperate with Buyers to preserve the goodwill of the Stations' suppliers, customers, and others having business relations with the Stations.

         5.13 REPRESENTATIONS AND WARRANTIES. From the date of this Agreement until the First Closing, Sellers shall give notice to Buyers promptly upon the occurrence of any event known to Sellers that would cause or constitute a material breach of any of Sellers' representations or warranties in Section 3 hereof. From the First Closing until the Second Closing, Sellers shall give notice to Buyers promptly upon the occurrence of any event known to Sellers that would cause or constitute a material breach of Sellers' representations or warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.8, 3.11, 3.12, 3.13, 3.14, 3.16,
3.18, 3.19 and 3.20 (as such Section 3.20 applies only to the subsections of Section 3 listed in this sentence) hereof. From the date of this Agreement until the Second Closing, Buyers shall give notice to Sellers promptly upon the occurrence of any event known to Buyers that would cause or constitute a material breach of any of Buyers' representations or warranties in Section 4 of this Agreement.

         5.14 NOTICE OF PROCEEDINGS. Sellers shall promptly notify Buyers (and in any event within five (5) business days) upon receipt of notice of any actual or threatened material claim, dispute, arbitration, litigation, complaint, judgment, order, decree, investigation, action or proceeding relating to Sellers, the Stations, the Assets, or the consummation of this Agreement, other than FCC rulemaking proceedings generally affecting the broadcasting industry. Buyers shall promptly notify Sellers (and in any event within five (5) business days) upon receipt of notice of any actual or threatened material claim, dispute, arbitration, litigation, complaint, judgment, order, decree, investigation, action or proceeding relating to Buyers or the consummation of this Agreement, other than FCC rulemaking proceedings generally affecting the broadcasting industry.

         5.15 PERFORMANCE UNDER ASSUMED CONTRACTS. From the date of this Agreement until the First Closing, Sellers will perform in all material respects their obligations under, and keep in effect, the Assumed Contracts.

         5.16 BOOKS AND RECORDS. Sellers shall maintain their books and records relating to the Stations in all material respects in accordance with past practices.

         5.17 COMPLIANCE WITH LAWS. Sellers shall comply in all material respects with all laws, published policies, rules, and regulations applicable or relating to the ownership or operation by Sellers of the Stations.

         5.18 CURE. For all purposes under this Agreement, except in connection with a failure by Buyers to pay the entire First Closing Adjusted Purchase Price on the First Closing Date or the Second Closing Adjusted Purchase Price on the Second Closing Date, the existence or occurrence of any events or circumstances that constitute or cause a breach of a representation or warranty of Sellers or Buyers under this Agreement (including, without limitation, in the case of Sellers, under the information disclosed in the Schedules hereto) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects on or before 10 days after the receipt by such party of written notice thereof from the other party.

SECTION 6. SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC CONSENT.

                  (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

                  (b) Paxson License, Paxson Dayton License and Paxson Decatur License, on the one hand, and ACME Television Holdings, LLC ("ACME Holdings"), on the other hand, have filed, respectively, Form 314 applications (individually, an "Application" and collectively, the "Applications") to obtain the FCC Consents for WPXG, WDPX and WPXU. The respective parties to each Application shall prosecute such Application with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain a grant of the Application as expeditiously as practicable. Without limiting the generality of the foregoing, ACME Holdings shall amend each Application as soon as possible following the date hereof but in no event later than the First Closing Date for the purpose of substituting (i) ACME Ohio Licenses for ACME Holdings as the proposed Assignee in the Application for WDPX, (ii) ACME Wisconsin Licenses for ACME Holdings as the proposed Assignee in the Application for WPXG, and (iii) ACME Illinois Licenses for ACME Holdings as the proposed Assignee in the Application for WPXU. Each party shall promptly provide the other party with copies of any pleadings or other documents received by such party (that are not also separately provided to or served upon such other party) with respect to the Applications. Each party agrees to comply with any condition imposed on it by the FCC Consents, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Buyers and Sellers shall cooperate with each other and otherwise employ commercially reasonable efforts to oppose any requests for reconsideration or judicial review of the FCC Consents. If the Second Closing shall not have occurred for any reason within the original effective period of the FCC Consents, and neither party shall have terminated this Agreement in accordance with the terms hereof, the parties shall jointly request an extension of the effective period of the FCC Consents. No extension of the FCC Consents shall limit the exercise by any party of its rights under 8.5(e) hereof.

         6.2 HSR ACT. The respective ultimate parent entities of Sellers and Buyers have each filed with the Federal Trade Commission ("FTC") and Department of Justice ("DOJ") Notification and Report Forms with respect to the transactions contemplated by this Agreement (the "HSR Notices") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). By letter dated April 12, 1999, the FTC granted the parties' request for early termination of the waiting period under the HSR Act. Buyers and Sellers agree to (a) cooperate with each other in connection with any subsequent HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (b) promptly file, after any request by the FTC or DOJ and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (c) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

         6.3 CONTROL OF THE STATIONS. Prior to the Second Closing, Buyers shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Stations; such operations, including complete control and supervision of all of the programs, employees, and policies of the Stations, shall be the sole responsibility of Sellers until the Second Closing.

         6.4 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation or condemnation of any of the Assets, other than the FCC Licenses, from any cause, other than as a result of any action or omission of Buyers or any of their agents, shall be borne by Sellers at all times prior to the First Closing. The risk of any loss, damage, impairment or confiscation of any of the FCC Licenses from any cause, other than as a result of any action or omission of Buyers or any of their agents, shall be borne by Sellers at all times prior to the Second Closing.

         6.5 CONFIDENTIALITY. Except as necessary for the consummation of the transactions contemplated by this Agreement, and except as and to the extent required by law or any securities exchange, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by such party from the other party in connection with the transactions contemplated by this Agreement, and neither Sellers nor Buyers shall disclose to third parties (except to their respective agents and representatives, who will be bound by this section) any information designated as confidential and received from the other or its agents in the course of investigating, negotiating, and consummating the transactions contemplated by this Agreement; provided, that no information shall be deemed to be confidential that (a) becomes publicly known or available other than through disclosure by the disclosing party; (b) is rightfully received by the disclosing party from a third party; or (c) is independently developed by the disclosing party. All originals of all material designated as confidential provided by either party or its agents shall be returned and all copies thereof shall be destroyed.

         6.6 COOPERATION. Buyers and Sellers shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyers and Sellers shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, Buyers shall have no obligation to agree to any material adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.7 ACCESS TO BOOKS AND RECORDS. Sellers shall provide Buyers reasonable access and the right to copy for a period of three years from the First Closing Date any books and records relating to the assets that are not included in the Assets. Buyers shall provide Sellers reasonable access and the right to copy for a period of three years from the First Closing Date any books and records relating to the Assets.

         6.8 BUYER CONDUCT. Buyers shall not take any action or fail to take any action that would (a) disqualify Buyers from being the licensee of and owning and operating the Stations under the Act and the rules, regulations and published policies of the FCC as in effect on the date hereof or (b) prevent Buyers from otherwise fulfilling their obligations hereunder, including their obligations to pay the entire First Closing Adjusted Purchase Price on the First Closing Date and the Second Closing Adjusted Purchase Price on the Second Closing Date.

         6.9 EMPLOYMENT MATTERS.

                  (a) Buyers shall not be obligated to employ any of Sellers' employees and any such employment by Buyers shall be at their sole discretion and, subject to the terms of this Section 6.9, shall be on terms, conditions and policies of employment established by Buyers; provided, however, that Buyers shall not have the right to employ any person designated on Schedule
3.12 as an employee to be retained by Sellers.

                  (b) Subject to applicable law, within a reasonable period of time after the First Closing Date, Sellers shall transfer from the Paxson Communications Corporation 401(k) Retirement Plan (the "Sellers' 401(k) Plan") to any 401(k) plan established by Buyers (the "Buyers' 401(k) Plan") an amount, in cash, equal to the aggregate account balances held in the Sellers' 401(k) Plan as of the date of transfer with respect to all employees of Sellers hired by Buyers as of the Effective Date of the Time Brokerage Agreements (each a "First Closing Hired Employee"). Prior to the date of any such transfer, and as preconditions thereto: (i) Buyers shall use commercially reasonable efforts to deliver to Sellers a copy of the most recently issued IRS determination letter (or other proof satisfactory to counsel for Sellers) that Buyers' 401(k) Plan is qualified under the Code, and (ii) Sellers shall use commercially reasonable efforts to deliver to Buyers a copy of the most recently issued IRS determination letter (or other proof satisfactory to counsel for Buyers) that Sellers' 401(k) Plan is qualified under the Code. Subject to applicable law, within a reasonable period of time after the Second Closing Date, Sellers shall transfer from Sellers' 401(k) Plan to Buyers' 401(k) Plan an amount, in cash, equal to the aggregate account balances held in Sellers' 401(k) Plan as of the date of transfer with respect to all employees of Sellers hired by Buyers as of the Second Closing Date (each a "Second Closing Hired Employee" and, collectively with the First Closing Hired Employees, the "Hired Employees"). Subsequent to any transfer of assets to Buyers' 401(k) Plan, neither Sellers nor Sellers' 401(k) Plan shall retain any liability with respect to any Hired Employee to provide him or her with benefits in accordance with the terms of Sellers' 401(k) Plan. Sellers and Buyers agree to cooperate with respect to any government filing, including, but not limited to, the filing of IRS Forms 5310-A, if necessary, to effect the transfer of assets contemplated by this
Section 6.9(b).

                  (c) For each Hired Employee, Buyers shall offer health and other welfare plan coverage to all Hired Employees and their dependents under the terms and conditions generally applicable to Buyers' employees as of the dates of hire for First Closing Hired Employees and Second Closing Hired Employees. For purposes of providing such coverage, if and to the extent permitted by Buyer's group health plan or other welfare plan, Buyers shall waive all pre-existing condition limitations for all Hired Employees and their dependents covered by Sellers' group health plan or other welfare plan, without the application of any eligibility period for coverage. If and to the extent permitted by Buyer's healthcare plans, for each Hired Employee, Buyers shall credit all employee payments toward deductible and co-payment obligations under Sellers' healthcare plans for the plan year which includes the First Closing Date for all First Closing Hired Employees and the Second Closing Date for all Second Closing Hired Employees as if such payments had been made for similar purposes under Buyers' healthcare plans during the plan year which includes such Closing Dates.

                  (d) Sellers shall be responsible for any amount payable to each First Closing Hired Employee and each Second Closing Hired Employee for vacation, sick leave and personal days accrued but unused by such employees, in each case as of the First Closing Date or Second Closing Date, as applicable.

                  (e) This Section 6.9 shall operate exclusively for the benefit of the parties to this Agreement and is not intended for the benefit of any other person, including, without limitation, any current or former employee of any party hereto.

         6.10 NONCOMPETITION AGREEMENT. At the Second Closing, each respective Buyer and Seller identified in the Noncompetition Agreements set forth in Exhibits A-1, A-2 and A-3 hereto shall enter into such Noncompetition Agreements and Four Million Dollars ($4,000,000) of the Second Closing Purchase

Price shall be allocated to the covenants of Sellers set forth in the Noncompetition Agreement for each respective Station as follows: WDPX - $1,600,000; WPXU - $1,400,000; and WPXG - $1,000,000.

         6.11 TIME BROKERAGE AGREEMENTS. Buyers shall be solely responsible for all costs and expenses relating to or arising from the commencement of Buyers' programming on the Stations and the performance by Buyers of their other obligations under the Time Brokerage Agreements. No act or omission of either Buyers, on the one hand, or Sellers, on the other hand, or their respective agents during the effective period of the Time Brokerage Agreements shall constitute or result in a breach or default by the other party of any representation, warranty or covenant of such other party contained in this Agreement.

SECTION 7. CONDITIONS TO OBLIGATIONS OF BUYERS AND SELLERS AT THE CLOSINGS

         7.1 CONDITIONS TO OBLIGATIONS OF BUYERS AT THE FIRST CLOSING. All obligations of Buyers at the First Closing are subject at Buyers' option to the fulfillment prior to or at the First Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Sellers contained in Section 3 of this Agreement shall be true and complete at and as of the First Closing Date as though made at and as of that time except for (i) any inaccuracy that does not have or would not reasonably be expected to have a Material Adverse Effect on the Assets taken as a whole or the business of the Stations taken as a whole (with the understanding that a consummation of the transactions contemplated to occur at the First Closing notwithstanding any such inaccuracy of Sellers' representations or warranties shall not constitute a waiver of Buyers' rights under Section 10.2 hereof), (ii) any representation or warranty that is expressly stated only as of a specified earlier date, in which case such representation or warranty shall be true as of such earlier date, (iii) changes in any representation or warranty that are contemplated by this Agreement or
(iv) changes in any representation or warranty as a result of any act or omission of Buyers or their agents.

                  (b) Covenants and Conditions. Sellers shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the First Closing Date, except to the extent such noncompliance would not have a Material Adverse Effect on the Assets taken as a whole or the business of the Stations taken as a whole or results from any act or omission of Buyers or their agents (with the understanding that a consummation of the transactions contemplated to occur at the First Closing notwithstanding any such noncompliance shall not constitute a waiver of Buyers' rights under Section 10.2 hereof).

                  (c) Consents. All Consents, other than the FCC Consents, designated as "material" on Schedule 3.3 (the "Material Consents") shall have been obtained and delivered to Buyers without any material adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                  (d) Deliveries. Sellers shall have made or stand willing to make all the deliveries to Buyers set forth in Section 8.2.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLERS AT THE FIRST CLOSING. All obligations of Sellers at the First Closing are subject at Sellers' option to the fulfillment prior to or at the First Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Buyers contained in Section 4 of this Agreement shall be true and complete at and as of the First Closing Date as though made at and as of that time, except for (i) any inaccuracy that does not have or would not reasonably be expected to have a material adverse effect on Buyers' ability to perform their obligations hereunder (with the understanding that a consummation of the transactions contemplated to occur at the First Closing notwithstanding any such inaccuracy of Buyers' representations or warranties shall not constitute a waiver of Sellers' rights under Section 10.3 hereof), (ii) any representation or warranty that is expressly stated only as of a specified earlier date, in which case such representation or warranty shall be true as of such earlier date and (iii) changes in any representation or warranty that are contemplated by this Agreement.

                  (b) Covenants and Conditions. Buyers shall have performed and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the First Closing Date (with the understanding that a consummation of the transactions contemplated to occur at the First Closing notwithstanding any such noncompliance shall not constitute a waiver of Sellers' rights under Section 10.3 hereof).

                  (c) Deliveries. Buyers shall have made or stand willing to make all the deliveries set forth in Section 8.3.

         7.3 CONDITIONS TO OBLIGATIONS OF BUYERS AT THE SECOND CLOSING. All obligations of Buyers at the Second Closing are subject at Buyers' option to the fulfillment prior to or at the Second Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Sellers contained in Sections 3.1, 3.2, 3.3, 3.4, 3.8, 3.11, 3.12, 3.13, 3.14, 3.16, 3.18, 3.19 and 3.20 (as such Section 3.20 applies only to the subsections of Section 3 listed in this sentence) of this Agreement shall be true and complete at and as of the Second Closing Date as though made at and as of that time except for (i) any inaccuracy that does not have or would not reasonably be expected to have a Material Adverse Effect on the Assets taken as a whole or the business of the Stations taken as a whole (with the understanding that a consummation of the transactions contemplated hereby notwithstanding any such inaccuracy of Sellers' representations or warranties shall not constitute a waiver of Buyers' rights under Section 10.2 hereof),
(ii) any such representation or warranty that is expressly stated only as of a specified earlier date, in which case such representation or warranty shall be true as of such earlier date, (iii) changes in any such representation or warranty that are contemplated by this Agreement or (iv) changes in any such representation or warranty as a result of any act or omission of Buyers or their agents.

                  (b) Covenants and Conditions. Sellers shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the Second Closing Date, except to the extent such noncompliance would not have a Material Adverse Effect on the Assets taken as a whole or the business of the Stations taken as a whole or results from any act or omission of Buyers or their agents (with the understanding that a consummation of the transactions contemplated hereby notwithstanding any such noncompliance shall not constitute a waiver of Buyers' rights under Section 10.2 hereof).

                  (c) FCC Consents. The FCC Consents shall have been granted without the imposition on Buyers of any conditions that need not be complied with by Buyers under Section 6.1 hereof, and Sellers shall have complied with any conditions imposed on them by the FCC Consents.

                  (d) Time Brokerage Agreements. The Time Brokerage Agreements shall be in full force and effect.

                  (e) Deliveries. Sellers shall have made or stand willing to make all the deliveries to Buyers set forth in Section 8.4.

         7.4 CONDITIONS TO OBLIGATIONS OF SELLERS AT THE SECOND CLOSING. All obligations of Sellers at the Second Closing are subject at Sellers' option to the fulfillment prior to or at the Second Closing Date of each of the following conditions:

                  (a) FCC Consents. The FCC Consents shall have been granted without the imposition on Sellers of any conditions that need not be complied with by Sellers under Section 6.1 hereof, and Buyers shall have complied with any conditions imposed on them by the FCC Consents.

                  (b) Deliveries. Buyers shall have made or stand willing to make all the deliveries set forth in Section 8.4(e).

         7.5 SEPARATE CLOSINGS. Notwithstanding any provision of this Agreement to the contrary, if, on or prior to the date that would otherwise be the Second Closing Date pursuant to Section 8.1(b), the conditions precedent to the completion of the Second Closing set forth in Sections 7.3 and 7.4 above have been satisfied with respect to less than all of the Stations, the parties shall nevertheless complete the Second Closing in accordance with the terms hereof with respect to the Station or Stations for which such conditions have been satisfied on such date as is determined pursuant to Section 8.1(b). The parties shall thereafter complete the Second Closing for the remaining Station or Stations at such time as the conditions set forth in Sections 7.3 and 7.4 above have been satisfied with respect to such Station or Stations on such date as is determined pursuant to Section 8.1(b). For the purpose of this Section 7.5, the Second Closing Purchase Price shall be divided among the Stations as follows:
WDPX(TV) - $4,000,000; WPXG(TV) - $2,000,000 and WPXU(TV) - $2,000,000.

SECTION 8. CLOSINGS AND CLOSING DELIVERIES

         8.1 CLOSINGS.

                  (a) First Closing Date. Subject to the satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the First Closing condition is imposed) on the date scheduled for the First Closing, of the conditions precedent set forth in Sections 7.1 and 7.2, as appropriate, the First Closing shall take place at 10:00 a.m. on April 23, 1999.

                  (b) Second Closing Date. Subject to the satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the Second Closing condition is imposed) on the date scheduled for the Second Closing, of the conditions precedent set forth in Sections 7.3 and 7.4, as appropriate, the Second Closing for each Station shall take place at 10:00 a.m. on a date to be set by Sellers on at least five (5) business days' written notice to Buyers that is within ten (10) business days after the FCC Consent for such Station shall have been granted; provided, however, if any Petition to Deny (a "Petition") shall have been filed against any Application and such Petition contains one or more allegations regarding the basic qualifications of the Assignor or Assignee therein that pose a reasonable risk of reversal of such FCC Consent based on the Act or the FCC's rules, policies or decisions then in effect, the Second Closing for the affected Station shall occur on a date set by Sellers on at least five (5) business days' written notice to Buyers that is not earlier than the date the FCC Consent for such Station shall have become a Final Order and not later than ten (10) business days following the date upon which the FCC Consent for such Station shall have become a Final Order. Time is of the essence with respect to this Agreement.

                  (c) Closing Place. The Closings shall be held at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Sellers.

         8.2 DELIVERIES BY SELLERS AT THE FIRST CLOSING. Prior to or on the First Closing Date, Sellers shall deliver to Buyers the following, in form and substance reasonably satisfactory to Buyers and their counsel:

                  (a) Transfer Documents. Duly executed bills of sale, warranty deeds, motor vehicle titles, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets (other than the FCC Licenses) in the name of the applicable Buyer, free and clear of all mortgages, liens, restrictions, encumbrances and claims, except for Permitted Liens;

                  (b) Consents. Executed instruments evidencing receipt of the Material Consents (other than the FCC Consents) and, to the extent obtained, any other Consents;

                  (c) Officer's Certificate. A certificate, dated as of the First Closing Date, executed by Sellers, certifying compliance by Sellers with the conditions set forth in Sections 7.1(a) and (b);

                  (d) Legal Opinion. An opinion of Sellers' counsel substantially in the form of Exhibit B annexed hereto which can be relied upon by Buyers and their lenders;

                  (e) Resolutions. Copies of appropriate resolutions of Sellers' boards of directors authorizing this Agreement and the consummation of the transactions contemplated herein; and

                  (f) Conditional Assignment. An executed consent to the Conditional Assignment in the form of Exhibit C hereto.

         8.3 DELIVERIES BY BUYERS AT THE FIRST CLOSING. Prior to or on the First Closing Date, Buyers shall deliver to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel:

                  (a) First Closing Purchase Price. The First Closing Purchase Price, as adjusted pursuant to Section 2.4(b);

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which the applicable Buyers shall assume and undertake to perform Sellers' obligations under the Licenses (other than the FCC Licenses) and Assumed Contracts as provided in Section 2.6;

                  (c) Officer's Certificate. A certificate, dated as of the First Closing Date, executed by Buyers, certifying compliance by Buyers with the conditions set forth in Sections 7.2(a) and (b); and

                  (d) Legal Opinion. An opinion of Buyers' counsel substantially in the form of Exhibit D annexed hereto.

         8.4 DELIVERIES BY SELLERS AT THE SECOND CLOSING. Prior to or on the Second Closing Date, Sellers shall deliver to Buyers the following, in form and substance reasonably satisfactory to Buyers and their counsel:

                  (a) Transfer Document. A duly executed assignment which shall be sufficient to transfer to the applicable Buyer the FCC Licenses free and clear of all mortgages, liens, restrictions, encumbrances and claims;

                  (b) Officer's Certificate. A certificate, dated as of the Second Closing Date, executed by Sellers certifying compliance by Sellers of the conditions set forth in Sections 7.3(a) and (b);

                  (c) Noncompetition Agreements. The Noncompetition Agreements in the form of Exhibits A-1, A-2 and A-3 annexed hereto, executed by the respective Seller named therein; and

                  (d) Legal Opinion. An opinion of Sellers' counsel substantially in the form of Exhibit B hereto which can be relied upon by Buyers and their lenders.

                  (e) Secondary Affiliation Agreements. The Secondary Affiliation Agreements in the forms of Exhibits E-1, E-2 and E-3 hereto for the applicable Station, duly executed by PAX NET, Inc.

         8.5 DELIVERIES BY BUYERS AT THE SECOND CLOSING. Prior to or on the Second Closing Date, Buyers shall deliver to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel:

                  (a) Second Closing Purchase Price. The Second Closing Purchase Price, as adjusted pursuant to Section 2.4(c), and, if applicable, payable as provided in Section 7.5;

                  (b) Assumption Agreement. An appropriate assumption agreement pursuant to which the applicable Buyers shall assume and undertake to perform Sellers' obligations under the FCC Licenses as provided in Section 2.6;

                  (c) Noncompetition Agreements. The Noncompetition Agreements in the form of Exhibits A-1, A-2 and A-3 annexed hereto, executed by the respective Buyer named therein; and

                  (d) Legal Opinion. An opinion of Buyers' counsel substantially in the form of Exhibit D hereto.

                  (e) Secondary Affiliation Agreements. The Secondary Affiliation Agreements in the forms of Exhibits E-1, E-2 and E-3 hereto for the applicable Station, duly executed by the applicable Seller.

SECTION 9. TERMINATION

         9.1 TERMINATION BY SELLERS. This Agreement may be terminated by Sellers, if Sellers are not then in material default, upon written notice to Buyers, upon the occurrence of any of the following:

                  (a) Judgments. If, on the date that would otherwise be the Second Closing Date, there is in effect any judgment, decree, or order that would prevent or make unlawful the Second Closing.

                  (b) Conditions. If Buyers have failed to satisfy any condition of the Second Closing set forth in Section 7.4 of this Agreement within thirty (30) days after Buyers received written notice of such failure from Sellers.

         9.2 TERMINATION BY BUYERS. This Agreement may be terminated by Buyers, if Buyers are not then in material default, upon written notice to Sellers, upon the occurrence of any of the following:

                  (a) Judgments. If, on the date that would otherwise be the Second Closing Date, there is in effect any judgment, decree, or order that would prevent or make unlawful the Second Closing.

                  (b) Upset Date. If the Second Closing shall not have occurred by April 23, 2002.

                  (c) Breach. If Sellers have failed to cure any material breach of any of their representations, warranties or covenants within thirty
(30) days after Sellers received written notice of such breach from Buyers.

                  (d) Time Brokerage Agreements. If the Time Brokerage Agreements are terminated by Sellers in accordance with their terms.

         9.3 RIGHTS ON TERMINATION. If this Agreement is terminated pursuant to
Section 9.1 or Section 9.2 and neither party is in material breach of this Agreement, the parties hereto shall not have any further liability to each other with respect to the purchase and sale of the Assets. If this Agreement is terminated by Buyers due to Sellers' material breach of this Agreement, Buyers shall have all rights and remedies available at law or equity.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION;
            CERTAIN REMEDIES

         10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the First Closing for a period of twelve months and any claim for a breach of a representation or warranty must be brought prior to the expiration of such twelve month period. Any claim for indemnification in respect of a covenant or agreement of Buyers or Sellers hereunder to be performed on or before the First Closing shall be made prior to the date which is twelve months from the First Closing Date. Any claim for indemnification in respect of a covenant or agreement of Buyers or Sellers hereunder to be performed on or before the Second Closing shall be made prior to the date which is twelve (12) months from the Second Closing Date. Notwithstanding the foregoing, the covenants and agreements in this Agreement to be performed after the First Closing shall survive the First Closing until fully performed.

         10.2 INDEMNIFICATION BY SELLERS. Subject to Sections 10.1 and 10.4, Sellers hereby agree to indemnify and hold Buyers harmless against and with respect to, and shall reimburse Buyers for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Sellers contained in this Agreement or in any certificate, document, or instrument delivered to Buyers under this Agreement, except to the extent that any untrue representation, breach of warranty or nonfulfillment of any covenant results from any act or omission of Buyers or their agents.

                  (b) Any and all obligations of Sellers not assumed by Buyers pursuant to this Agreement, including any liabilities arising at any time under any Contract not included in the Assumed Contracts.

                  (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Stations prior to the First Closing, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior the First Closing Date, except to the extent that any such loss, liability or damage results from any act or omission of Buyers or their agents.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 INDEMNIFICATION BY BUYERS. Subject to Sections 10.1 and 10.4, Buyers hereby agree to indemnify and hold Sellers harmless against and with respect to, and shall reimburse Sellers for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyers contained in this Agreement or in any certificate, document, or instrument delivered to Sellers under this Agreement.

                  (b) Any and all obligations of Sellers assumed by Buyers pursuant to this Agreement.

                  (c) Any and all losses, liabilities or damages resulting from or act or omission of Buyers or their agents on and after the First Closing.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.4 LIMITATIONS. No indemnification shall be required to be made by any party hereto until the aggregate amount of all indemnification claims against such indemnifying party exceeds $100,000; provided, that once such claims exceed $100,000, such indemnifying party shall be required to indemnify the other party with respect to all indemnifiable claims, including indemnifiable claims for the initial $100,000; provided further, that the foregoing threshold shall not apply to any fines or other sanctions imposed by the FCC for operation of the Stations prior to the Second Closing or any breach by Sellers or Buyers of their respective representations, warranties or covenants hereunder (that do not warrant a termination of this Agreement under Section 9.1 or 9.2) that are identified in writing by the non-breaching party on or prior to the applicable Closing Date. The previous limitation shall not apply to the prorations to the Purchase Price under Section 2.4. Notwithstanding anything to the contrary contained herein, in no event shall Sellers' obligations for indemnification under this Agreement exceed in the aggregate $4,000,000, and Buyers hereby waive and release any recourse against Sellers for indemnification above $4,000,000. The indemnification provisions in this Section 10 sets forth the exclusive remedies of the parties hereto following the Second Closing for a breach of a representation, warranty or covenant under this Agreement or any other claims relating to this Agreement.

         10.5 PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five days after written notice of such action, suit, or proceeding was given to Claimant.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e) The indemnification rights provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, members, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.5, any indemnification claims by such parties shall be made by and through the Claimant.

         10.6 SPECIFIC PERFORMANCE. The parties recognize that if Sellers breach this Agreement and refuse to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyers for their injury. Buyers shall therefore be entitled to obtain specific performance of the terms of this Agreement. If any action is brought by Buyers to enforce this Agreement, Sellers shall waive the defense that there is an adequate remedy at law. The parties recognize that if Buyers breach this Agreement and refuse to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Sellers for their injury. Sellers shall therefore be entitled to obtain specific performance of the terms of this Agreement. If any action is brought by Sellers to enforce this Agreement, Buyers shall waive the defense that there is an adequate remedy at law.

         10.7 CLOSING DELAY. If the Second Closing shall not have occurred on or before the first anniversary of the First Closing Date, Buyers shall assign their rights and interests under this Agreement to a third party in accordance with the requirements of Section 11.3(b) of this Agreement no later than thirty
(30) days following the first anniversary of the First Closing Date (the "Assignment Deadline"). On the Assignment Deadline, Buyers shall pay to Sellers in cash by wire transfer of same-day funds in accordance with wire instructions provided by Sellers an amount equal to Four Million Dollars ($4,000,000). Until such time as the Second Closing shall have occurred, Buyers shall pay to Sellers in cash by wire transfer of same-day funds (a) an additional One Million Dollars ($1,000,000) at the end of each of the first three successive 90-day periods following the Assignment Deadline and (b) an additional Five Hundred Thousand Dollars ($500,000) at the end of the fourth successive 90-day period following the Assignment Deadline until the total of all payments made by Buyers to Sellers pursuant to this Section 10.7 shall equal Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Closing Delay Payments"). The aggregate amount of all Closing Delay Payments made to Sellers pursuant to this
Section 10.7 shall be credited against the amount of the Second Closing Purchase Price.

         10.8 ATTORNEYS' FEES. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses hereof.

SECTION 11. MISCELLANEOUS

         11.1 FEES AND EXPENSES. Buyers and Sellers shall each pay one-half of all filing fees required by the FCC and required under the HSR Act. Except as provided in the preceding sentence, Sellers shall pay all federal, state and local sales or transfer taxes arising from the conveyance of the Assets to Buyers. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives. Each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

         11.2 NOTICES. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Sellers:                        Paxson Communications Corporation
                                      601 Clearwater Park Road
                                      West Palm Beach, FL  33401-6233
                                      Attention: Mr. Lowell W. Paxson

With a copy to:                       John R. Feore, Jr., Esq.
                                      Dow, Lohnes & Albertson, PLLC
                                      1200 New Hampshire Avenue, N.W.
                                      Suite 800
                                      Washington, DC 20036-6802

If to Buyer:                       ACME Television Holdings, LLC
                                   Suite 202
                                   10829 Olive Blvd.
                                   St. Louis, MO  63141
                                   Attention:  Mr. Douglas E. Gealy

                                   -AND-

                                   ACME Television of Tennessee, LLC
                                   Suite 202
                                   2101 East 4th Street
                                   Santa Ana, CA 92705
                                   Attention: Mr. Thomas Allen,
                                              Executive Vice President

With a copy to:                    Lewis J. Paper, Esq.
                                   Dickstein, Shapiro, Morin & Oshinsky, L.L.P.
                                   2101 L Street, N.W.
                                   Washington, D.C. 20037-1526

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.3 BENEFIT AND BINDING EFFECT. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that (a) Sellers may assign some or all of their rights hereunder (but not their obligations) to an escrow agent or other person or entity serving as an Intermediary under the Code, and (b) at any time following the First Closing, Buyers may, upon written notice to Sellers, assign their rights and interests under this Agreement to any party that is legally and financially qualified to purchase the Stations and perform Buyers' obligations under this Agreement so long as Buyers' assignee executes and delivers to Sellers an assignment and assumption agreement pursuant to which Buyers' assignee agrees to perform all of Buyers' obligations hereunder. Under no circumstance shall Sellers have any obligation to amend or modify in any respect the terms of this Agreement or their rights, interests or remedies hereunder, and no such assignment shall deprive Sellers of the benefit of Sellers' bargain set forth herein. No such assignment by Buyers shall release ACME Holdings from the ACME Guaranty (as defined in Section 11.13 below). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.4 FURTHER ASSURANCES. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Sellers, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of Buyers, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyers pursuant to this Agreement.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.6 HEADINGS. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.7 GENDER AND NUMBER. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         11.8 ENTIRE AGREEMENT. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyers and Sellers with respect to the subject matter hereof. This Agreement supersedes all prior and contemporaneous negotiations between the parties including, without limitation, the letter of intent dated March 22, 1999, and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         11.9 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.9.

         11.10 PRESS RELEASE. Prior to the Second Closing, neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities or securities exchanges as may, in its judgement be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by law or the rules and regulations of any securities exchange.

         11.11 LIKE-KIND EXCHANGE. Sellers may assign some or all of their rights (but not their obligations) under this Agreement to an escrow agent or other person or entity serving as an Intermediary under United States Treasury Regulations promulgated under Section 1031 of the Code; provided that (a) such assignment shall not deprive Buyers of their rights or benefits, or relieve Sellers of any obligations or liabilities, under this Agreement, and (b) Buyers shall not be obligated to incur any expense or other obligations or liabilities in connection therewith and (c) such assignment shall be made no later than the Second Closing. Sellers intend any such exchange to constitute a like-kind exchange pursuant to Section 1031 of the Code. However, nothing in this Agreement shall be construed as a representation or warranty of any party to any other party as to the tax characterization of the transaction.

         11.12 GUARANTY OF PCC.

                  (a) PCC irrevocably guarantees (the "PCC Guaranty"), as principal and not as surety, to Buyers, the full and prompt performance by Sellers of all of their obligations under Section 10.2 of this Agreement, subject, however, to the limitations and qualifications set forth in Section 10.1, 10.4 and 10.5 hereof. Subject to such limitations, the PCC Guaranty shall apply and survive until all obligations of Sellers under Section 10.2 of this Agreement are performed and satisfied in accordance with the terms hereof and thereof.

                  (b) PCC hereby represents and warrants to Buyers as follows:
(i) PCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute, deliver and perform this PCC Guaranty according to its terms; (ii) the execution, delivery and performance of this PCC Guaranty and the consummation of the transactions contemplated hereby by PCC have been duly authorized by all necessary corporate action on the part of PCC; (iii) this PCC Guaranty has been duly executed and delivered by PCC and constitutes the legal, valid and binding obligation of PCC enforceable against PCC in accordance with its terms, except as the enforceability of this PCC Guaranty may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies; and (iv) the execution, delivery and performance of this PCC
Guaranty: (1) do not require the consent of any third party, (2) do not conflict with the Certificate of Incorporation or bylaws of PCC, and (3) do not conflict in any material respect with, result in a material breach of, or constitute a material default under any law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental authority applicable to PCC or any material contract or agreement to which PCC is a party or by which PCC may be bound.

         11.13 GUARANTY OF ACME TELEVISION HOLDINGS, LLC.

                  (a) ACME Holdings irrevocably guarantees (the "ACME Guaranty"), as principal and not as surety, to Sellers, the full and prompt performance by Buyers of all of their obligations under this Agreement. The ACME Guaranty shall apply and survive until all obligations of Buyers under this Agreement are performed and satisfied in accordance with the terms hereof and thereof.

                  (b) ACME Holdings hereby represents and warrants to Sellers as follows: (i) ACME Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware




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

and has the requisite limited liability company power and authority to execute, deliver and perform this ACME Guaranty according to its terms; (ii) the execution, delivery and performance of this ACME Guaranty and the consummation of the transactions contemplated hereby by ACME Holdings have been duly authorized by all necessary limited liability company action on the part of ACME Holdings; (iii) this ACME Guaranty has been duly executed and delivered by ACME Holdings and constitutes the legal, valid and binding obligation of ACME Holdings enforceable against ACME Holdings in accordance with its terms, except as the enforceability of this ACME Guaranty may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies; and (iv) the execution, delivery and performance of this ACME Guaranty: (1) do not require the consent of any third party, (2) do not conflict with the Operating Agreement or Certificate of ACME Holdings, and (3) do not conflict in any material respect with, result in a material breach of, or constitute a material default under any law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental authority applicable to ACME Holdings or any material contract or agreement to which ACME Holdings is a party or by which ACME Holdings may be bound.

         11.14 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware and the Superior Court of New Castle County, Delaware and/or Chancery Court of New Castle County, Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees, to the extent permitted under applicable rules of procedure, to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Delaware, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of New Castle County, Delaware and/or Chancery Court of New Castle County, Delaware. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. certified mail, return receipt requested, or overnight delivery service (with confirmation of receipt) to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 11.14. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Superior Court of New Castle County, Delaware and/or Chancery Court of New Castle County, Delaware, or (ii) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient form.

         11.15 BULK TRANSFER LAWS. Notwithstanding any other provision of this Agreement, Buyers hereby waive compliance by Sellers with the provisions of any so-called Bulk Transfer Law of any jurisdiction in connection with the transactions contemplated hereby. Sellers shall indemnify and hold harmless Buyers against any and all liabilities which may be asserted by third




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

parties against Buyers as a result of noncompliance with any such Bulk Transfer Law, other than liabilities which Buyers shall have expressly assumed pursuant to this Agreement.

         11.16 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.


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                                     -42-

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.



PAXSON COMMUNICATIONS                        ACME TELEVISION OF OHIO, LLC
CORPORATION
                                             ACME TELEVISION LICENSES OF
                                             OHIO, LLC

By:
   ---------------------------------         ACME TELEVISION OF WISCONSIN,
   Name:                                     LLC
   Title:
                                             ACME TELEVISION LICENSES OF
PAXSON COMMUNICATIONS                        WISCONSIN, LLC
LICENSE COMPANY, LLC
                                             ACME TELEVISION OF ILLINOIS,
PAXSON COMMUNICATIONS OF                     LLC
GREEN BAY-14, INC.
                                             ACME TELEVISION LICENSES OF
                                             ILLINOIS, LLC
PAXSON COMMUNICATIONS OF
DAYTON-26, INC.                              By:
                                                -------------------------------
PAXSON DAYTON LICENSE, INC.                     Name:
                                                Title:
PAXSON COMMUNICATIONS OF
DECATUR-23, INC.
                                             ACME TELEVISION HOLDINGS, LLC JOINS
                                             IN THE EXECUTION OF THIS ASSET
PAXSON DECATUR LICENSE, INC.                 PURCHASE AGREEMENT SOLELY FOR THE
                                             PURPOSE OF ITS AGREEMENT SET FORTH
                                             IN SECTION 11.13.
By:
   ---------------------------------
   Name:
   Title:                                    ACME TELEVISION HOLDINGS, LLC


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:




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